Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FINANCIAL RESULTS AND OPERATIONAL UPDATE FOR ALL BUSINESS SEGMENTS FOR FIRST QUARTER FISCAL YEAR 2016

DENVER, Colorado, June 8, 2015 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its first quarter fiscal year 2016 financial results for the three-month period ended April 30, 2015 (“Q1 fiscal 2016” or “Q1 FY 2016”).

First Quarter Highlights for Fiscal Year 2016 (ended April 30, 2015)

•                  Quarterly production volumes of ~1,226 Mboe (13,775 Boepd)

•                  Increasing full fiscal year 2016 production guidance to a range of 11,500-13,500 Boepd

•                  No change to previously issued capital expenditure guidance

•                  Further increases to production guidance will be considered as fiscal year 2016 progresses

•                  Triangle USA Petroleum (“TUSA”) driving continued reduction in drilling and completion costs

•                  Leading edge AFEs of $7.3 million as of May 2015

•                  Consolidated cash flow from operations (before working capital changes) of $31.4 million, or $0.42 per fully diluted share; Operating cash flow of $39.3 million

•                  23% quarter over quarter decrease in consolidated cash general and administrative expenses

•                  Consolidated adjusted revenue of $137.8 million including $19.5 million of cash receipts from hedge settlements

•                  Consolidated adjusted-EBITDA of $38.8 million

•                  $305.0 million of total liquidity as of April 30, 2015, including $50.3 million of cash on hand and available borrowing capacity on the TUSA and RockPile Energy Services (“RockPile”) credit facilities

•                  RockPile’s estimated share of Williston Basin completion activity increased to approximately 15%, up from approximately 5% in Q1 fiscal 2015

•                  Completed record number of wells in quarter including 50 for third parties and 5 for TUSA

•                  RockPile generated over $5 million of stand-alone EBITDA in the month of April

•                  Completed 730 stages, which is 40% more stages than the previous single month record

•                  Caliber Midstream Phase I and Phase II system for Triangle complete and fully operational

•                  Proactively amended TUSA’s existing senior credit facility and modified certain covenants to further enhance TUSA’s financial flexibility

Segment Financial Results

Q1 fiscal 2016 stand-alone revenue and Adjusted-EBITDA (reference accompanying “Reconciliation Tables” and “Use of Segment Information and Non-GAAP Measures” disclosures at end of release).

Q1 FY 2016	Revenue	y/y% Change	Adj.-EBITDA	y/y% Change
E&P	$47.8	-21%	$44.5	5%
RockPile	$80.6	31%	$3.5	-75%
Total	$128.4	5%	$48.0	-15%

*Dollars in U.S. millions.

*E&P revenue does not include realized hedge settlements.

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and production related business lines, and does not include TPC (parent company) other revenues and expenses.

Segment Operational Update

•                  TUSA generated $47.8 million of revenue in Q1 FY 2016 excluding $19.5 million of cash receipts from hedge settlements as compared to $60.8 million of revenue in Q1 FY 2015 (-21% y/y). The contribution from year over year production growth partially offset a 54% drop in average pre-hedge realized prices to $38.97/Boe from $84.08/Boe

•                  Based on realized commodity prices in the month of May, current futures prices, and recent differentials, Q2 FY 2016 pre-hedge realized prices per Boe are trending 20% higher sequentially from Q1 FY 2016 actual pre-hedge realized prices of $38.97/Boe

•                  Spud 10 gross (7.3 net) and completed 5 gross (3.3 net) operated wells with a two-rig operated program in Q1 FY 2016

•                  Total of 23 gross (18.7 net) operated wells either in progress or waiting on completion as of April 30, 2015

•                  Pre-hedge oil price differentials declined ~16% q/q to $7.68/Bbl, which represents the tightest differential we have reported since Q3 FY 2014

•                  TUSA cash operating expenses (LOE, Gathering, Transportation and Processing, production taxes, and G&A) per unit were $18.55/Boe in Q1 FY 2016 compared to $24.38/Boe in Q1 FY 2015 (-24% y/y)

•                  RockPile generated approximately $80.6 million of stand-alone revenue in Q1 fiscal 2016 as compared to $61.4 million in Q1 fiscal 2015 (+31% y/y)

•                  Backlog of approximately 27 wells at the end of Q1 fiscal 2016, including 22 for third-party operators

Q1 Fiscal 2016 Summary Consolidated Statement of Operations (in thousands)

	Quarter Ended April 30,
	2014	2015
Revenues
Oil, natural gas and natural gas liquids sales	$60,834	$47,778
Oilfield services(a)	$38,948	70,510
Total revenues	99,782	118,288
Expenses
Lease operating expenses	4,726	10,909
Gathering, transportation and processing	3,802	6,348
Production taxes	6,348	4,787
Depreciation and amortization(a)	21,287	37,806
Impairment of oil and natural gas properties	—	192,000
Accretion of asset retirement obligations	25	57
Oilfield services(a)	27,710	65,464
Corporate and other stock-based compensation	1,523	2,136
E&P stock-based compensation	395	321
RockPile stock-based compensation	90	51
Corporate and other cash G&A expenses	3,518	4,977
E&P cash G&A expenses	2,778	748
RockPile cash G&A expenses	5,097	6,626
Total operating expenses	77,299	332,230

Operating Income (Loss)	22,483	(213,942)

Interest expense, net	(2,672)	(9,106)
Amortization of deferred loan costs	(192)	(616)
Realized commodity derivative gains (losses)	(818)	19,468
Unrealized commodity derivative gains (losses)	(4,638)	(33,442)
Equity investment income (loss)	(126)	188
Gain (loss) on equity investment derivatives	10,454	—
Gain on Caliber capital transactions	—	2,880
Other income(a)	62	930
Total other income (expense)	2,070	(19,698)

Income (Loss) Before Income Taxes	24,553	(233,640)
Income tax provision (benefit)(b)	10,011	(53,441)
Net Income (Loss) Attributable to Common Stockholders	$14,542	$(180,199)

Net Income (Loss) per Common Share
Basic	$0.17	$(2.39)
Diluted(c)	$0.15	$(2.39)

Adjusted Net Income (Loss) per Common Share(d)
Basic	$0.13	$(0.09)
Diluted(c)	$0.12	$(0.09)

Weighted Average Common Shares
Basic	85,952	75,256
Diluted	103,314	75,256

(a) Includes intercompany eliminations; reference Note 3 — Segment Reporting in our fiscal year 2015 Form 10-K for additional details

(b) The tax benefit for the quarter ended April 30, 2015 is associated with the establishment of a full valuation allowance against our net deferred tax assets. The effective tax rate for the quarter ended April 30, 2014 was approximately 40.8%. Income tax provision is a non-cash expense

(c) Includes interest expense add-back of $0.9 million net of income taxes and amounts capitalized Q1 fiscal 2015 related to outstanding convertible note

(d) Reference accompanying Reconciliation Tables and Use of Segment Information and Non-GAAP Measures at end of press release for additional detail

Q1 Fiscal 2016 Summary Consolidated Balance Sheet (in thousands)

	January 31, 2015	April 30, 2015
Assets
Cash and equivalents	$67,871	$50,277
Other current assets	241,638	160,222
Net property and equipment	1,261,006	1,099,434
Other noncurrent assets	84,355	87,840
Total assets	$1,654,870	$1,397,773

Liabilities and Stockholders’ Equity
Current liabilities	$271,842	$200,881
5% convertible note	135,877	137,576
TUSA credit facility	119,272	146,272
TUSA 6.75% notes due July 2022	429,500	429,500
RockPile credit facility	104,887	99,016.2
Other notes and mortgages payable	10,102	9,982
Other noncurrent liabilities	38,372	7,256
Total stockholders’ equity	545,018	367,290
Total liabilities and stockholders’ equity	$1,654,870	$1,397,773.2

Q1 Fiscal 2016 Production Volumes and Average Pre-Hedging Realized Prices

	Quarter Ended April 30,
	2014	2015
Production volumes
Crude oil (Mbbls)	598	1,025
Natural gas (MMcf)	441	739
Natural gas liquids (Mbbls)	52	78
Total barrels of oil equivalent (Mboe)	724	1,226

Average daily production volumes (Boe/d)	8,135	13,775

Average realized prices:
Crude oil ($ per Bbl)	$90.88	$43.36
Natural gas ($ per Mcf)	$8.21	$3.23
Natural gas liquids ($ per Bbl)	$54.87	$12.18
Total average realized price ($ per Boe)	$84.08	$38.97

Use of Segment Information and Non-GAAP Measures

(1)   The Company often provides financial metrics for Triangle’s segments of operation. Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differ from Triangle’s consolidated revenues for the corresponding reporting period. Triangle’s consolidated revenues would reflect segment revenues reduced for intercompany sales (i.e. for RockPile services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RockPile’s performance as a stand-alone company without eliminating, on a consolidated basis, certain revenues attributable to services for Triangle’s economic interests in wells operated by Triangle’s E&P segment.

(2)   Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent company administrative costs, (ii) intercompany eliminations, (iii) paid-in-kind interest expense on the convertible notes, and (iv) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber. The Adjusted-EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Triangle believes that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization. Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(3)   Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. Triangle presents this measure because (i) it is consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is an independent energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Tuesday, June 9, 2015 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s Q1 fiscal 2016, followed immediately by a question and answer session. A live webcast of the conference call can be accessed by visiting the following link: http://www.videonewswire.com/event.asp?id=102401. Alternatively, interested parties may dial-in using the conference call number (888) 347-6610. International parties may dial-in using (412) 902-4292. The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through June 20, 2015 at (877) 344-7529 (conference # 10066265). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10066265).

Q1 Fiscal 2016 Segment Income and Elimination (in thousands)

	Exploration and Production	Oilfield Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil, natural gas and natural gas liquids sales	$47,778	$—	$—	$—		$47,778
Oilfield services for third parties	—	71,090	—	(580)		70,510
Intersegment revenues	—	9,504	—	(9,504)		—
Total Revenues	47,778	80,594	—	(10,084)		118,288

Expenses
LOE, GTP, Production Taxes and other expenses	22,101	—	—	—		22,101
Depreciation and amortization	29,299	9,489	325	(1,307)		37,806
Impairment of oil and natural gas properties	192,000	—	—	—		192,000
Cost of oilfield services	—	70,586	1,238	(6,360)		65,464
General and administrative	1,069	6,677	7,113	—		14,859
Total operating expenses	244,469	86,752	8,676	(7,667)		332,230

Operating Income	(196,691)	(6,158)	(8,676)	(2,417)		(213,942)
Other income (expense), net	(21,002)	(875)	2,686	(507)		(19,698)
Net Income (Loss) Before Income Taxes	$(217,693)	$(7,033)	$(5,990)	$(2,924	)(b)	$(233,640)

(a) Corporate and Other includes Triangle’s corporate office and several subsidiaries that management does not consider to be part of the exploration and production or oilfield services segments.  Also included are results from Triangle’s investment in Caliber, including any changes in the fair value of equity investment derivatives.  Other than Caliber, these subsidiaries have limited activity

(b) $2.9 million RockPile, Caliber, and other services consolidated elimination results in a $2.9 million reduction in oil and natural gas property expenditures.

*Reference Note 3 — Segment Reporting in our Q1 fiscal year 2016 Form 10-Q for additional details

Reconciliation Tables (in thousands)

A.    Consolidated Adjusted net income per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”).

	Quarter Ended April 30,
	2014	2015
Net Income (Loss) Attributable to Common Stockholders	$14,542	$(180,199)
Impairment of oil and natural gas properties	—	192,000
Unrealized (gain) loss on commodity derivatives	4,638	33,442
(Gain) loss on equity investment derivatives	(10,454)	—
Gain on Caliber capital transactions	—	(2,880)
Tax benefit associated with reversal of deferred tax liability	—	(53,441)
Tax adjustment(a)	2,373	4,210
Adjusted Net Income (Loss)	$11,099	$(6,868)

Adjusted Net Income (Loss) Per Common Share
Basic	$0.13	$(0.09)
Diluted(b)	$0.12	$(0.09)

Weighted Average Common Shares
Basic	85,952	75,256
Diluted	103,314	75,256

(a) Tax adjustment is calculated by applying Company’s effective tax rate of 40.8% for Q1 fiscal 2015 to pre-tax effected adjusting items and expected Q1 fiscal 2016 statutory tax rate of 38.0% to adjusted pre-tax loss

(b) Includes interest expense add-back of $0.9 million net of income taxes and amounts capitalized for Q1 fiscal 2015 related to outstanding convertible note

B.    E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”).

	Quarter Ended April 30,
	2014	2015
Net Income (Loss) Before Income Taxes	$16,040	$(217,693)
Depreciation and amortization	20,153	29,299
Impairment of oil and natural gas properties	—	192,000
Net interest expense	942	6,521
Stock-based compensation	395	321
Accretion of asset retirement obligations	25	57
Other	169	507
Unrealized commodity derivative losses (gains)	4,638	33,442
Adjusted-EBITDA	$42,362	$44,454

C.    Oilfield Services stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”).

	Quarter Ended April 30,
	2014	2015
Net Income (Loss) Before Income Taxes	$8,437	$(7,033)
Depreciation and amortization	3,590	9,489
Stock-based compensation	90	51
Net interest expense	507	787
Other	1,176	219
Adjusted-EBITDA	$13,800	$3,513

*RockPile Adjusted-EBITDA calculated per RockPile credit facility

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation
Joe Magner, Vice President, Capital Markets
303-260-7125
info@trianglepetroleum.com